Exhibit 99.1

Banc of California Finishes Second Quarter with Total Assets Over $10 Billion

Second Quarter Financial Results to be Released Pre-Market on July 21, 2016

IRVINE, Calif., (July 18, 2016) – Banc of California, Inc. (NYSE: BANC) today reported total assets of $10.2 billion for the quarter ended June 30, 2016.

“We are proud to announce that Banc of California’s total assets now exceed $10 billion,” said Steven Sugarman, Chairman and Chief Executive Officer of Banc of California. “Today is a significant milestone for us. As a mid-sized bank we now have the scale and platform necessary to meet our vision and to continue to drive increasing value for shareholders. We believe our scale will further enable us to meet or exceed our financial goals including a return on tangible common equity of 15% and a return on assets exceeding 1.0%.”

The Company also announced it will release 2016 second quarter financial results on Thursday, July 21, 2016, before market open. The Company will host a conference call to discuss its second quarter earnings at 7:00 a.m. Pacific Time (PT) on the same day.

Interested parties are welcome to attend the conference call by dialing 888-317-6003, and referencing event code 6455872. A live audio webcast will also be available and the webcast link will be posted on the Company’s investor relations website at https://www.bancofcal.com/investor. The slide presentation for the call will also be available on the Company’s website prior to the call.

An audio archive of the conference call will be available on the Company’s investor relations website within 24 hours after the end of the call.

About Banc of California, Inc.

Banc of California, Inc. (NYSE: BANC) provides comprehensive banking services to California’s diverse businesses, entrepreneurs and communities. Banc of California operates over 100 offices in California and the West.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Banc of California, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: Banc of California, Inc.

INVESTOR RELATIONS INQUIRIES:	MEDIA INQUIRIES:
Banc of California, Inc.	Vectis Strategies
Timothy Sedabres, (855) 361-2262	David Herbst, (213) 973-4113 x101

18500 Von Karman Ave. ● Suite 1100 ● Irvine, CA 92612 ● (949) 236-5250 ● www.bancofcal.com